As filed with the Securities and Exchange Commission on October 9, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S‑1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_____________________

Artelo Biosciences, Inc.
(Exact name of Registrant as specified in its charter)

_____________________

Nevada	7389	33-1220924
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

888 Prospect Street, Suite 210

La Jolla, CA 92037

(760) 943-1689

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________

Gregory D. Gorgas

Chief Executive Officer and President

888 Prospect Street, Suite 210

La Jolla, CA 92037

Telephone: (760) 943-1689

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Martin J. Waters Wilson Sonsini Goodrich & Rosati, P.C. 12235 El Camino Real San Diego, CA 92130 Telephone: (858) 350-2300 Facsimile: (858) 350-2399	Megan N. Gates Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Telephone: (617) 348-4443 Facsimile: (617) 542-2241

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ No. 333-249083

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Units consisting of shares of Common Stock, par value $0.001 per share, and warrants to purchase shares of Common Stock, par value $0.001 per share	$1,265,000.00	$138.02
Common Stock included as part of the Units (2)	-	-

Common Stock issuable upon exercise of the warrants(3)	$-	$-
Underwriter’s warrants (4)	$68,750.00	$7.50
Common Stock underlying underwriter’s warrants (4)	$-	$-
Total	$1,333,750.00	$145.52

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(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Artelo Biosciences, Inc. previously registered securities with a proposed maximum aggregate offering price of $14,575,000.00 on a Registration Statement on Form S-1 (Registration No. 333-249083), as amended (the “Related Registration Statement”), and paid a fee of $1,590.13. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

(2)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(3)	The aggregate offering price of the Common Stock issuable upon exercise of the warrants being registered on this registration statement is not being increased.
(4)

We have agreed to issue upon the closing of this offering, warrants to Ladenburg Thalmann & Co. Inc. entitling it to purchase up to 5% of the aggregate shares of common stock sold in this offering, excluding shares sold pursuant to our over-allotment option, if any. The exercise price of the warrants is equal to 125% of the public offering price of the common stock offered hereby. The warrants will be exercisable beginning on the effective date of our stockholders’ approval of an increase in the number of our authorized shares of common stock in an amount sufficient to permit the exercise in full of the warrants, and will expire on the five (5) year anniversary of the date of the prospectus contained herein.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Artelo Biosciences, Inc., or the Company, is filing this registration statement with the Securities and Exchange Commission, or the SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-249083), or the Registration Statement, which was originally filed with the SEC on September 28, 2020 and declared effective on October 8, 2020.

The Company is filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $1,333,750.00. The information set forth in the Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Exhibit Index	Filed Herewith

5.1	Opinion of Fennemore Craig, P.C.	*

23.1	Consent of Independent Registered Public Accounting Firm	*

5.2	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.	*

23.2	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)	*

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.2)	*

24.1*	Power of Attorney (included on the signature page)

* Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249083), originally filed with the Securities and Exchange Commission on September 28, 2020 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 9, 2020.

ARTELO BIOSCIENCES, INC.

By:	/s/ Gregory D. Gorgas
Name:	Gregory D. Gorgas
Title:	President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Gregory D. Gorgas	President, Chief Executive Officer and Director	October 9, 2020
Gregory D. Gorgas	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*	Director, Chair of the Board	October 9, 2020
Connie Matsui

*	Director	October 9, 2020
Steven Kelly

*	Director	October 9, 2020
Douglas Blayney

*	Director	October 9, 2020
R. Martin Emanuele

*	Director	October 9, 2020
John W. Beck

* Pursuant to power of attorney

By:	/s/ Gregory D. Gorgas
Gregory D. Gorgas
Attorney-in-fact

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